CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4 (File No. 033-7-9906) of our reports, dated April 26, 1999 and January 22, 1999, respectively, on our audits of the financial statements of Western-Southern Life Assurance Company and Western-Southern Life Assurance Company Seperate
Account 2, which appear in such Registration Statement. We consent to the reference to us under the heading "Experts" in such Registratio Statement.

/s/ PricewaterhouseCoppers LLP



Cincinnati, Ohio
April 28, 1999